Exhibit 10.1

VISTEON CORPORATION 2010 INCENTIVE PLAN

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT GRANTS

Visteon Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), subject to the terms of the Visteon Corporation 2010 Incentive Plan (the “Plan”) and this Agreement, hereby grants to the Participant named in the Notification Summary or Appendix to this Agreement, performance stock units (“Performance Stock Units”) as further described herein.

1. Grant of Performance Stock Units, Target Awards and Final Awards.

The Company hereby grants to the Participant the number of Performance Stock Units set forth in the Notification Summary or Appendix, effective as of the date or dates (“Grant Date”) and subject to such restrictions set forth in the Notification Summary or Appendix. The Performance Stock Units represent a target number of shares of Company common stock to be paid (the “Target Award”) in the event certain Performance Goals are satisfied. The actual number of shares of Company common stock to be transferred to the Participant (the “Final Award”) may be more or less than the Target Award, depending on the extent to which the Performance Goals have been satisfied and the exercise of discretionary authority by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”) to determine and approve Final Awards; provided that the Committee will not exercise discretion to increase the amount of any award that is intended to constitute qualified performance-based compensation under Code Section 162(m). The Participant has no right to receive any particular number of shares of Company common stock unless and until the Committee has approved distribution of a Final Award to the Participant following completion of the performance period set forth in the Notification Summary or Appendix (the “Performance Period”). In the event of certain corporate transactions, the number of Performance Stock Units covered by the Target Award and this Agreement may be adjusted by the Committee as further described in Section 13 of the Plan.

2. Effect of Termination of Employment.

a. Except as set forth in the remaining provision of this Paragraph 2 or as otherwise determined by the Committee, the Participant’s Performance Stock Units will be cancelled immediately and without notice to the Participant, and no Final Award will be made, in the event that the Participant terminates employment with the Company prior to the last day of the Performance Period.

b. Notwithstanding the provisions of Paragraph 2a, if the Participant is placed on an approved leave of absence, with or without pay, the Participant will continue to be eligible to receive a Final Award as if the Participant was actively employed during any period of the leave.

c. Notwithstanding the provisions of Paragraph 2a, if the Participant’s employment with the Company is terminated by reason of disability (as defined in the

Company’s long-term disability plan), death, retirement or involuntary termination without Cause, and if the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Performance Stock Units that have not previously been forfeited will vest on a pro rata basis, based on the number of months that have lapsed following the Grant Date in the manner set forth in the Notification Summary or Appendix. For purposes of this Agreement, “retirement” means the Participant’s voluntary termination of employment either (1) after attaining age 55 and completion of 10 years of service, or (2) after completion of at least 30 years of service, regardless of age. For purposes of this Agreement, “Cause” for termination by the Company of the Participant’s employment shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by (A) if the Participant is an executive officer of the Company, the Board of Directors, or (B) if the Participant is not an executive officer of the Company, the head of the Company’s global human resources department, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.

3. Payment of Final Awards.

a. The Committee will determine the amount of the Final Award with respect to the Performance Period, and the Participant will receive shares of common stock of the Company in settlement of a Final Award, between January 1 and March 15 of the year immediately following the completion of the Performance Period. The number of shares of Company common stock delivered to each Participant shall equal the number of shares included in the Participant’s Final Award, less applicable withholding and brokerage fees associated with the sale of any shares to pay applicable withholding. Any shares of common stock of the Company shall be issued in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of common stock of the Company but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share. Notwithstanding the foregoing, the Committee may direct that in lieu of settlement through delivery of common stock of the Company, the Participant’s Final Award shall be settled by a single lump sum payment equal to the number of shares of Company common stock that would otherwise be issued in settlement of the Final Award multiplied by the Fair Market Value of a share of the common stock of the Company, less applicable withholding taxes. All Performance Stock that have become vested and are settled shall be cancelled.

b. The Company may retain the services of a third-party administrator to perform administrative services in connection with the Plan. To the extent the Company has retained such an administrator, any reference to the Company shall be deemed to refer to any such third-party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s rights under this Agreement only through such third-party administrator.

4. Dividend Equivalents.

Upon distribution of the Final Award, the Participant shall be entitled to receive payment of the same amount of cash, subject to applicable taxes, that such Participant would have received as cash dividends, as if, on each record date during the period beginning on the Grant Date and ending on the date of settlement of the Final Award, such Participant had been the holder of record of a number of shares of common stock of Visteon Corporation equal to the number of shares included in the Participant’s Final Award.

5. Withholding.

Upon the distribution of a Final Award, the Company may satisfy its tax withholding obligations in any manner determined by the Committee, including by withholding a portion of the Participant’s cash compensation or by withholding a number of the shares of Company common stock having a Fair Market Value, as determined by the Committee, equal to the amount required to be withheld. The Fair Market Value of any fractional share of Company common stock remaining after the withholding requirements are satisfied will be paid to the Participant in cash. The Company may also require the Participant to deliver a check in the amount of any tax withholding obligation, or to otherwise indemnify the Company, as a condition to the issuance of any stock hereunder.

6. Conditions on Award.

Notwithstanding anything herein to the contrary, the Committee may cancel an award of Performance Stock Units, and may refuse to settle a Final Award, if:

a. During the period from the date of the Participant’s termination of employment from the Company to the date of settlement of a Final Award, the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant’s supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or

b. The Committee determines that the Participant, at any time (whether before or after the Participant’s termination of employment with the Company, and whether before or after the grant of the Performance Stock Units), acted in any manner that the Committee deems detrimental to the best interests of the Company.

7. Effect of Change in Control.

Notwithstanding anything to the contrary herein, upon the occurrence of a Change in Control, the Performance Period shall be terminated, and the Participant will be entitled to a prorated Final Award calculated in accordance with this Paragraph 7. The prorated Final Award shall be determined by assuming target levels of performance or, if greater, projected performance assuming continuation of the performance levels achieved during the portion of the Performance Period that has been completed prior to the Change in Control; provided, however, that to the extent that separate Performance Goals or other measures have been established with respect to each calendar year within the Performance Period, (a) the portion of the Final Award that relates to any completed calendar year shall be determined based upon the actual results for such calendar year, and (b) the portion of the Final Award that relates to any calendar year that has not been completed as of the date of the Change in Control will be determined by assuming target levels of performance (or if greater, projected performance assuming continuation of performance achieved during the portion of the calendar year in which the Change in Control occurs). The Final Award as so determined will be prorated based upon the portion of the Performance Period that had been completed as of the date of the Change in Control. Distribution shall be made as soon as practicable (and not more than 90 days) following the occurrence of the Change in Control. If the Participant is subject to another agreement governing the Participant’s employment, such other agreement will govern the Participant’s rights with respect to the Performance Stock Units to the extent that such agreement provides greater rights to the Participant upon a Change in Control of the Company.

8. Nontransferability.

Except as provided in Paragraph 9 of this Agreement, the Participant has no right to sell, assign, transfer, pledge, or otherwise alienate the Performance Stock Units, and any attempted sale, assignment, transfer, pledge or other conveyance will be null and void.

9. Beneficiary.

The Participant may designate a beneficiary to receive any settlement of any Final Award that may be made on or after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant’s estate. The Participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant’s death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Committee may deem the Participant’s estate as the beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.

10. Securities Law Restrictions.

a. The Participant acknowledges that any stock that may be transferred to the Participant in settlement of a Final Award, is being acquired for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges, with respect to any stock that has not been registered under the Act, that (a) the Participant will not sell or otherwise dispose of such stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (b) a legend may be placed on the certificates for the stock to such effect. As further conditions to the issuance of the stock, the Participant agrees for himself or herself, the Participant’s beneficiary, and the Participant’s heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.

b. Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may delay settlement of or transferring stock to a Participant or the Participant’s beneficiary in settlement of a final Award or may impose restrictions or conditions on the Participant’s (or any beneficiary’s) ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or dispose of the stock, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.

11. Voting Rights.

The Participant shall have no voting rights with respect to the Performance Stock Units either during the Performance Period or at any time prior to the actual distribution of a Final Award.

12. Limited Interest.

a. The grant of the Performance Stock Units shall not be construed as giving the Participant any interest other than as provided in this Agreement. The Participant shall have no rights as a shareholder as a result of the grant or vesting of the Performance Stock Units unless and until shares of common stock of the Company are issued in settlement of a Final Award.

b. The grant of the Performance Stock Units shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

c. The grant of the Performance Stock Units shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

d. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Performance Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Performance Stock Units or benefits in lieu of Performance Stock Units in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares or units to be granted, and restrictions placed on such shares or units.

13. Consent to Transfer of Personal Data.

The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock or units awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Participant’s ability to participate in the Plan.

14. Incorporation by Reference.

The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

15. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.

16. Severability.

In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision has not been inserted.

17. Amendment.

This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of Visteon Corporation and the Participant.

18. Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

VISTEON CORPORATION

By:

Title:

Date: